                                                                     EXHIBIT 11
                                                                     Page 1 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                   THREE MONTHS ENDED
                                                -----------------------
                                                 JUNE 28,    JUNE 29,
                                                   1997       1996
                                                ---------- -----------
 PRIMARY
   Net income                                   $ 4,943,987 $ 5,896,702
                                                =========== ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                22,297,408  18,589,972
                                                =========== ===========

   Primary earnings per common share            $       .22 $       .32
                                                =========== ===========


 FULLY DILUTED:
   Net income                                   $ 4,943,987 $ 5,896,702

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                              -     511,994
                                                ----------- -----------

   Fully diluted earnings                       $ 4,943,987 $ 6,408,696
                                                =========== ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                         22,434,271  18,589,972

     Additional shares assuming conversion
      of Convertible Subordinated Debentures              -   3,374,685
                                                ----------- -----------

     Weighted average number of common
      shares outstanding as adjusted             22,434,271  21,964,657
                                                =========== ===========

   Fully diluted earnings per common share      $       .22 $       .29
                                                =========== ===========





     *  See Note B of the notes to unaudited interim financial statements.

                                                                      EXHIBIT 11
                                                                     Page 2 of 2
                         INGLES MARKETS, INCORPORATED
                               AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    NINE MONTHS ENDED
                                                --------------------------
                                                  JUNE 28,      JUNE 29,
                                                    1997          1996
                                                ------------  ------------
 PRIMARY:
   Income before extraordinary item              $15,864,073   $15,049,525
   Extraordinary item-early extinguishment
     of debt (net of income tax benefit)            (565,275)            -
                                                 -----------   -----------
   Net income                                    $15,298,798   $15,049,525
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 21,226,367    18,466,117
                                                 ===========   ===========

   Primary earnings per common share before
     extraordinary item                          $       .75   $       .82
   Extraordinary item-early extinguishment
     of debt                                            (.03)            -
                                                 -----------   -----------
   Primary earnings per common share             $       .72   $       .82
                                                 ===========   ===========


 FULLY DILUTED:
   Income before extraordinary item              $15,864,073   $15,049,525

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                          89,859     1,535,982
                                                 -----------   -----------

   Fully diluted earnings before extraordinary
     item                                         15,953,932    16,585,507
   Extraordinary item-early extinguishment
     of debt (net of income tax benefit)            (565,275)            -
                                                 -----------   -----------
   Fully diluted earnings                        $15,388,657   $16,585,507
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          21,371,072    18,472,447

     Additional shares assuming conversion
      of Convertible Subordinated Debentures         210,145     3,374,685
                                                 -----------   -----------

    Weighted average number of common
      shares outstanding as adjusted              21,581,217    21,847,132
                                                 ===========   ===========


   Fully diluted earnings per common share
      before extraordinary item                  $       .74   $       .76
   Extraordinary item-early extinguishment
      of debt                                           (.03)            -
                                                 -----------   -----------
   Fully diluted earnings per common share       $       .71   $       .76
                                                 ===========   ===========

     *  See Note B of the notes to unaudited interim financial statements.





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